EX-32.1 4 d342121dex321.htm EX-32.1

EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Citizens Community Bancorp, Inc. (the “Company”) certifies that the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2018, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: May 14, 2018	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi
Chief Executive Officer

Date: May 14, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer
The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.